UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: January 22, 2025

PCS Edventures!, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Idaho	000-49990	82-0475383
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

941 S. Industry Way

Meridian, Idaho 83642

(Address of Principal Executive Offices, Including Zip Code)

(208) 343-3110

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Article I, Section 2 of the Bylaws of the Company, effective January 22, 2025, the current Board of Directors increased the number of members of the Board of Directors to three (3) members, and unanimously elected Sean Iddings as a director, to hold office until the next annual meeting of the shareholders or until his successor shall have been elected and qualified.

Mr. Iddings is 37 years old, and brings extensive experience in scaling businesses, fostering investor engagement, and identifying high-growth opportunities. As Chief Community Officer at MicroCapClub LLC (“MicroCapClub”), he has helped build a premier network of experienced investors focused on discovering high-quality, high-potential microcap companies.

Prior to MicroCapClub, from 2019 to 2024, Sean founded and grew Immersion Factory LLC into the largest real estate photography company in Central NY, demonstrating his ability to scale businesses in niche markets. He is a licensed drone pilot, has over fifteen (15) years investment experience in the microcap space, and holds a B.A. Degree from Berklee College of Music.

Compensation for his service as a member of the Board of Directors will be 20,000 shares of our no par value common stock per quarter of service, which shares shall be comprised of “restricted securities” as defined in United States Securities and Exchange Commission Rule 144.

Section 8 – Other Events

Item 8.01 Other Events

During the quarter ended December 31, 2024, we purchased 1,172,417 shares of our no par value common stock from an investor and former Board member who approached us about this purchase and who acquired these shares for services rendered and through a conversion of debt to equity from 2013 through 2016. The price per share was $0.21, for an aggregate purchase price of $246,207.57, which was paid from current cash resources. We cancelled these shares, reducing our outstanding shares from 124,131,410 to 122,958,993 shares.

On January 22, 2025, we also purchased 769,230 shares of our no par value common stock from an investor who approached us about this purchase and who acquired these shares in a private capital raise of the Company in 2016. The price paid per share was $0.205, for an aggregate purchase price of $157,692.15, which was paid from current cash resources. We will cancel these shares, reducing our current outstanding shares from 122,958,993 to 122,189,763 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS Edventures!, Inc.

Date: January 28, 2025	By:	/s/ Michael Bledsoe
Michael Bledsoe
President, Director and Principal Financial Officer